UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 1, 2020

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1332 Londontown Blvd., Sykesville, MD 21784
(Address of principal executive offices and zip code)

(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

GSE Systems, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), dated June 1, 2020, notifying the Company that it no longer complies with Nasdaq’s continued listing requirements under the timely filing criteria set forth in Listing Rule 5220(c)(1) as a result of the Company not filing its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) within the prescribed period. Nasdaq stated in its notification that the Company has 60 calendar days, or until July 31, 2020, to submit a plan to regain compliance. If Nasdaq accepts the Company’s plan, it can grant an exception of up to 180 calendar days from the Annual Report’s due date, or until November 27, 2020, to regain compliance. If Nasdaq does not accept the Company’s plan, the Company would have the opportunity to appeal that decision, pursuant to Listing Rule 5815, to a Nasdaq Hearings Panel and to request a further stay pending the appeal. The Company intends to submit a plan of compliance on or before the July 31, 2020 deadline. Nasdaq’s notification has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market.

As the Company previously disclosed on its Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 30, 2020, its amended Current Report on Form 8-K/A, filed with the SEC on April 15, 2020, and its Form 12b-25, filed with the SEC on May 14, 2020 (collectively, the “Previous Filings”), the Company relied on the order of the SEC, dated March 25, 2020: Order Under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies (Release No. 34-88465) in delaying the Company’s filing of its Annual Report. As disclosed in the Previous Filings, as a result of federal, state, and local government continuing measures to prevent the spread of COVID-19, including policies regarding working from home, the preparation of the Company’s financial statements and disclosures have taken a greater amount of time than originally expected as the Company’s staff have experienced delays in completing audit-related functions and required disclosure. Further, as a result of the above-mentioned measures, the Company has had limited support from and access to key personnel and professional advisors, as well as communications and similar delays among such persons. These disruptions and limited support have, in turn, delayed the Company’s ability to complete its financial reporting process and complete the Annual Report. The Company expects to file the Annual Report by June 15, 2020.

A copy of the press release announcing the June 1, 2020 Nasdaq notification is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:

/s/ Daniel Pugh
Daniel Pugh
Secretary, Chief Legal and Risk Officer
June 5, 2020